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ERNST & YOUNG LLP








                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement on Form S-3 of Consolidated Products, Inc. for the registration of 45,097 shares of its common stock of our report dated November 15, 1996, with respect to the consolidated financial statements of Consolidated Products, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended September 25, 1996, filed with the Securities and Exchange Commission.



                                               /S/ ERNST & YOUNG LLP
                                               -----------------------------

August 12, 1997





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